Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Announces Retirement of Four Directors, Names Richard McGowan as Chairman

Westminster, MA – April 5, 2017 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense, energy and precision industrial sectors, today announced that, effective March 31, 2017, Mr. Leonard M. Anthony, Mr. Phillip A. Dur, Mr. Michael R. Holly and Mr. Robert G. Isaman have each retired from the Board of Directors to become consultants to the company and that Mr. Richard S. McGowan has been appointed Chairman of the Board.

Speaking on behalf of the Board, Mr. McGowan commented, “The reduction in Board size to one more consistent with the size of the company will enable us to better serve the shareholders and company. We thank those who helped restore the company to profitability and welcome their continued assistance in their consulting roles. The Board wants to emphasize to the shareholders that we are dedicated to maximizing shareholder value.”

Former Board Chairman Len Anthony added, “Under the leadership of Alex Shen, and the guidance of the board, TechPrecision has successfully navigated significant challenges, and emerged a strong, stable, and well-positioned company. As a profitable company with an improved balance sheet, TechPrecision has a stable base from which to grow, and this is the ideal time for several long-standing directors to step down, affording the recently added board members an opportunity to facilitate the next phase in the company’s evolution. Additionally, I want to thank the retiring directors for their service and efforts to put TechPrecision back on a sustainable course.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Wuxi Critical Mechanical Components Co., Ltd., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized and integrated "turn-key" solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the availability of appropriate financing facilities, the Company’s ability to receive contract awards through competitive bidding processes, the Company’s ability to maintain standards to enable it to manufacture products to exacting specifications, the Company’s ability to enter new markets for its services, market and customer acceptance of the Company’s products, the Company’s reliance on a small number of customers for a significant percentage of its business, competition, government regulations and requirements, pricing and development difficulties, the Company’s ability to make acquisitions and successfully integrate those acquisitions with its business, general industry and market conditions and growth rates, general economic conditions, and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

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